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                                                                   EXHIBIT 10.13

                       ASSIGNMENT AND LICENSE AGREEMENT

     This Assignment and License Agreement (this "Agreement") is made as of November __, 1998 (the "Effective Date") by and between Creative Computer, Inc., ("Creative"), a Delaware corporation, and uBID, Inc. ("uBID"), a Delaware corporation (collectively the "Parties").

                                    RECITAL

     WHEREAS, Creative has delivered to uBID certain software for online Internet-based system for auctioning computer equipment;

     WHEREAS, Creative wishes to assign to uBID certain rights to such software as set forth herein;

     NOW THEREFORE, the Parties hereby agree as follows:

                                   AGREEMENT

1.   DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings ascribed to them as follows:

     1.1 "Subject Software" shall mean the computer software developed by Creative employees and by third-party developers under contracts between Creative and such developers and delivered to uBID prior to the Effective Date relating to the online auctioning of computer, electronics and home and leisure products, including, without limitation, all user manuals, reference manuals and other documentation and materials relating thereto; any derivative works, fixes, upgrades, updates, enhancements or new versions thereof, in existence as of the Effective Date.

     1.2 "Generic Software" shall mean those portions of the Subject Software, including but not limited to source code subroutines, that are not specific to the operation of uBID's current online Internet-based system for auctioning of computer, electronics and home and leisure products, but can be (with or without modification) used for other functions.

2.   ASSIGNMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Creative hereby assigns, conveys, grants and transfers and agrees to assign, convey, grant and transfer to uBID all of its right, title, and interest in the copyrights in the Subject Software, including the right to make derivative works thereof, the right to use the designs, techniques, inventions, and concepts embodied therein, and all rights to causes of action and remedies related thereto (including, without limitation, the right to sue for past infringement or violation of rights related to the foregoing), provided that, Creative retains the right to continue using in its business the ideas, inventions, knowhow, and other technology (including but not limited to computer software design or expression) that is part of the general knowledge of Creative employees without reference to any tangible material.

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Upon uBID's request and at uBID's expense, Creative shall take all commercially reasonable steps, including without limitation, the prompt execution and delivery of documents in recordable form, to vest all of Creative's copyrights to the Subject Software in uBID.

3.   LICENSE GRANT

uBID hereby grants to Creative a nonexclusive, transferable, assignable, royalty-free, world-side, irrevocable, perpetual license, with the right to sublicense, to reproduce, prepare derivative works of, and distribute the Generic Software.

4.   DISCLAIMER OF WARRANTIES

CREATIVE DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING THE PERFORMANCE OF SOFTWARE, THAT IS NOT CONTAINED IN THIS AGREEMENT SHALL BE BINDING ON EITHER PARTY. UBID ACKNOWLEDGES THAT THE SERVICES WERE PERFORMED FOR IT IN THE PAST, THAT IT HAS ALREADY HAD AN OPPORTUNITY TO ACCEPT OR REJECT THE SUBJECT SOFTWARE, AND THAT IT TAKES THE SUBJECT SOFTWARE ON AN "AS IS" BASIS.

5.   LIMITATION OF LIABILITY

In no event shall either Party be liable to the other for any special, consequential, incidental, indirect, or punitive damages of any kind (including, without limitation, lost revenues or profits, loss of business, or loss of data) whether or not informed in advance of the possibility of such loss, however caused, whether for breach or repudiation of contract, breach of warranty, negligence, or otherwise.

6.   MISCELLANEOUS

     6.1 This Agreement will be governed by and construed in accordance with the laws of California, without reference to its choice of law rules.

     6.2 If any provision of this Agreement is determined to be invalid or unenforceable, the validity or enforceability of the other provisions or of this Agreement as a whole shall not be affected; and, in such event, such provision shall be changed and interpreted so as best to accomplish the objectives of such provision within the limits of applicable law or applicable court decision.

     6.3 This Agreement serves to document formally the entire understanding between the parties relating to the subject matter hereof, and supersedes and replaces any

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          prior or contemporaneous agreements, negotiations or understandings
          (whether oral or written), relating generally to the same subject matter.

     6.4 No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of the party against which enforcement of the amendment or modification is sought.

     6.5 This Agreement, together with all rights and obligations hereunder, may be assigned or transferred without limitation.

     6.6 This Agreement shall be binding upon the Parties and shall inure to the benefit of the Parties and their successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


Creative Computers, Inc.                   uBID, Inc.

By:                                        By:
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Name (Print):                              Name (Print):
              --------------------                       ---------------------

Title:                                     Title:
       ---------------------------                ----------------------------

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